Exhibit 32.2

EZTD INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of EZTD Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Itai Loewenstein, Chief Financial Officer[, Secretary and Treasurer] of the Company, certify, pursuant to 18 U.S.C. ss.1350, that to my knowledge:

(1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Itai Loewenstein
Itai Loewenstein
Chief Financial Officer[, Secretary and Treasurer]

November 9, 2015